EXHIBIT 10.1

SECOND AMENDMENT
TO
ALLERGAN, INC.
PENSION PLAN
(RESTATED 2011)

Effective January 1, 2000, Section 5.12 of the ALLERGAN, INC. PENSION PLAN (Restated 2011) is hereby amended by adding thereto the following subsection (e):
“(e)    Notwithstanding the definition of Compensation contained in subsections (a), (b), (c) and (d), for the purposes of this Article V and Section 2.24, for Plan Years and Limitation Years (as applicable) beginning on and after January 1, 2000, Compensation shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)). Compensation paid or made available during each such Plan Year and Limitation Year also shall include any elective deferral (as defined in Code section 402(g)(3) or Puerto Rico Code Section 1081.01(d) or its predecessor Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Code section 125 or 457. For Plan Years and Limitation Years (as applicable) beginning on and after January 1, 2001, Compensation as defined in this paragraph also shall include any elective amounts that are not includible in the gross income of the employee by reason of Code section 132(f)(4).”
IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Pension Plan (Restated 2011) on this 19 day of October, 2012.

By:    /s/ Scott D. Sherman
Scott D. Sherman
Executive Vice President, Human Resources